Exhibit 21

Subsidiaries of Quad/Graphics, Inc. (WI)

Name	Domicile	Ownership	Relationship
Quad/Brazil, Inc.	DE	100% Quad/Graphics, Inc.	Direct
Quad/Brazil Grafica LDTA	Brazil	99.8% Quad/Graphics, Inc.; 0.2% Quad/Brazil, Inc.	Direct
Quad/Holland, Inc.	DE	100% Quad/Graphics, Inc.	Direct
Quad/International, Inc.	DE	100% Quad/Graphics, Inc.	Direct
QG Holland B.V.	Netherlands	50% Quad/Holland, Inc.; 50% Quad/International, Inc.	Indirect
Quad/Winkowski Sp z o.o	Poland	100% QG Holland B.V.	Indirect
CRT Sp z o.o	Poland	100% Quad/Winkowski Sp z o.o	Indirect
Quad/Argentina, Inc.	DE	100% Quad/Graphics, Inc.	Direct
Anselmo L. Morvillo, S.A.	Argentina	84.95% Quad/Graphics, Inc.; 15.05% Anselmo L. Morvillo	Direct
QuadTech, Inc.	WI	100% Quad/Graphics, Inc.	Direct
Quad/Tech Europe, Inc.	DE	100% Quad/Tech, Inc.	Indirect
Quad/Tech East, Inc.	WI	100% Quad/Tech, Inc.	Indirect
QuadTech UK Limited	UK	100% Quad/Tech, Inc.	Indirect
QuadTech Germany GmbH	Germany	100% Quad/Tech Europe, Inc.	Indirect
QuadTech Italy srL	Italy	100% Quad/Tech Europe, Inc.	Indirect
QuadTech France SarL	France	100% Quad/Tech Europe, Inc.	Indirect
CR\T	WI	75% Quad/Graphics, Inc.; 10% Quad/Tech, Inc.; 15% Quad/Creative, LLC	Direct
Quad/Creative, LLC	DE	100% Quad/Graphics, Inc.	Direct
Quad/Covenant Corporate Health Services,	WI	50% Quad/Med,	Indirect

LLC		LLC; 50% Covenant Health Systems, Inc.
Quad/Med, LLC	WI	100% Quad/Graphics, Inc.	Direct
Quad/Med Missouri, Inc.	DE	100% Quad/Med, LLC	Indirect
Duplainville Transport, Inc.	WI	100% Quad/Graphics, Inc.	Direct
Quad/Air, LLC	WI	100% Duplainville Transport, Inc.	Indirect
Quad/Greenfield, LLC	WI	100% Duplainville Transport, Inc.	Indirect
QuadSystems, LLC	WI	100% Duplainville Transport, Inc.	Indirect
QGR, LLC	NV	100% Duplainville Transport, Inc.	Indirect
QGR Real Estate Investment Company, LLC	NV	100% Duplainville Transport, Inc.	Indirect
Quad Transportation Services, LLC	WI	100% Quad/Graphics, Inc.	Direct
The Quad Technology Group, Inc.	WI	100% Quad/Graphics, Inc.	Direct
Silver Spring Realty, Inc.	WI	100% Quad/Graphics, Inc.	Direct
Quad/West, Inc.	DE	100% Quad/Graphics, Inc.	Direct
Graphic Services, Inc.	DE	100% Quad/Graphics, Inc.	Direct
Child Day Care & Learning Services, Inc.	WI	100% Quad/Graphics, Inc.	Direct
Graphic Imaging Technology, LLC	DE	100% Graphic Services, Inc.	Indirect
Imaging Technology Group, Inc.	DE	100% Quad/Graphics, Inc.	Direct
Quad/Marketing, LLC	WI	100% Quad/Graphics, Inc.	Direct
Graphic Prepress & Imaging Technology, LP	TX	99% Graphic Imaging Technology, LLC; 1% Imaging Technology Group, Inc.	Indirect
QuadTech Holdings Limited	Hong Kong	100% Quad/Tech, Inc.	Indirect
QuadTech Shanghai Trading Company	China	100% QuadTech Holdings Limited	Indirect
QuadTech Ireland Limited	Ireland	100% Quad/Tech, Inc.	Indirect
QuadDirect, LLC	WI	100%	Direct

Quad/Graphics, Inc.
Openfirst, LLC	DE	100% Quad/Graphics, Inc.	Direct
New Electronic Printing Systems, LLC	DE	100% Openfirst, LLC	Indirect
New Diversified Mailing Services, LLC	DE	100% Openfirst, LLC	Indirect
Quad/Graphics Printing Services, LLC	WI	100% Quad/Graphics, Inc.	Direct
Print-Champ Winkowski GmbH	Austria	75% Quad/Winkowski Sp z o.o	Indirect
Winkwoski Deutschland GmbH	Germany	100% Quad/Winkowski Sp z o.o	Indirect
Winkowski Print AB	Sweden	100% Quad/Winkowski Sp z o.o	Indirect
Winkowski Print UK Limited	UK	100% Quad/Winkowski Sp z o.o	Indirect
QuadWinkowski Print Limited	Russia	100% Quad/Winkowski Sp z o.o	Indirect
Pilgraf Sp z o.o	Poland	100% Quad/Winkowski Sp z o.o	Indirect
Sewis Kadrowy Sp z o.o	Poland	100% Quad/Winkowski Sp z o.o	Indirect
Winkowski Logistics Sp z o.o	Poland	100% Quad/Winkowski Sp z o.o	Indirect